PROXY
                                                                      ATTACHMENT
                                                                          77C


                 SHAREHOLDERS' MEETING AND PROXY VOTING RESULTS



PROPOSAL 1

To approve a proposed Agreement and Plan of Consolidation providing for the transfer of the assets and stated liabilities of specific Overland portfolios to corresponding investment portfolios of Stagecoach Funds, Inc., in exchange for shares of equal value of designated classes of the Stagecoach Funds.

CALIFORNIA TAX-FREE BOND FUND

For              Against          Abstain
-----------------------------------------
11,708,017       656,057          967,290

INDEX ALLOCATION FUND

For              Against          Abstain
-----------------------------------------
3,427,823        156,356          280,436

OVERLAND EXPRESS SWEEP FUND

For              Against          Abstain
-----------------------------------------
1,229,016,781    20,991,827    92,664,208

SHORT-TERM GOVERNMENT-CORPORATE INCOME FUND

For              Against          Abstain
-----------------------------------------
995,384                0                0

SHORT-TERM MUNICIPAL INCOME FUND

For              Against          Abstain
-----------------------------------------
2,344,459              0                0

STRATEGIC GROWTH FUND

For              Against          Abstain
-----------------------------------------
3,639,051         99,472          280,253

U.S. GOVERNMENT INCOME FUND

For              Against          Abstain
-----------------------------------------
5,566,973        306,540          588,496

VARIABLE RATE GOVERNMENT FUND

For              Against          Abstain
-----------------------------------------
21,798,205       1,959,250        810,199

               SHAREHOLDERS' MEETING AND PROXY VOTING RESULTS



PROPOSAL 2

For Class D shareholders of specific Overland portfolios to approve a twenty-five basis point (0.25%) increase in the maximum level of distribution fees payable under the rule 12b-1 distribution plan for the Class C shares of corresponding portfolios of Stagecoach Funds, Inc.


CALIFORNIA TAX-FREE BOND FUND

For              Against          Abstain
-----------------------------------------
179,588          41,378             3,032


U.S. GOVERNMENT INCOME FUND

For              Against          Abstain
-----------------------------------------
69,935           4,123              5,078